Exhibit-(d)(15)(ii)

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TRADEWINDS NWQ GLOBAL INVESTORS, LLC”, CHANGING ITS NAME FROM “TRADEWINDS NWQ GLOBAL INVESTORS, LLC” TO “TRADEWINDS GLOBAL INVESTORS, LLC”, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF FEBRUARY, A.D. 2007, AT 4:12 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2007.

4067912 8100	/s/ Harriet Smith Windsor
070243244	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5467843
DATE: 02-28-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:16 PM 02/27/2007
FILED 04:12 PM 02/27/2007
SRV 070243244 — 4067912 FILE
CERTIFICATE OF AMENDMENT
OF
TRADEWINDS NWQ GLOBAL INVESTORS, LLC
     1. The name of the limited liability company is Tradewinds NWQ Global Investors, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
         The name of the limited liability company is amended to:
Tradewinds Global Investors, LLC
     3. This Certificate of Amendment shall be effective on 2/28/07.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 22nd day of February 2007.

/s/ John L. MacCarthy
John L. MacCarthy, Authorized Person

September 28, 2007
Tradewinds Global Investors, LLC
Attention: General Counsel
2049 Century Park East
Los Angeles, CA 90067
Dear Sir or Madam:
     Pursuant to the Sub-Advisory Agreement dated May 25, 2006, between ING Investments, LLC and Tradewinds Global Investors, LLC (the “Agreement”) we hereby notify you of our intention to modify the fees payable to the Sub-Adviser for ING Global Value Choice Fund, a series of ING Mutual Funds (the “Fund”), effective September 28, 2007. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual sub-advisory fees indicated for the Fund, is attached to this letter.
     Please signify your acceptance to the modification of the sub-advisory fee for the Fund by signing below where indicated.

Very sincerely,

		By:	/s/ Todd Modic

		Name:	Todd Modic
		Title:	Senior Vice President
ING Investments, LLC

ACCEPTED AND AGREED TO:
Tradewinds Global Investors, LLC

By:	/s/ Jane Crist

Name:	Jane Crist
Title:	Senior Vice President Duly Authorized

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2744	ING Investments, LLC www.ingfunds.com

AMENDED SCHEDULE A
with respect to the
SUB-ADVISORY AGREEMENT
between
ING INVESTMENTS, LLC
and
TRADEWINDS GLOBAL INVESTORS, LLC

Series	Annual Sub-Adviser Fee
(as a percentage of average daily net assets)
ING Global Value Choice Fund	0.50% on all assets

2